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                       ABRA CADABRA SOFTWARE RESELLER AGREEMENT


    THIS AGREEMENT is entered into this 1st day of August, 1995, between Abra Cadabra Software, Inc. (ACS) with offices at 888 Executive Center West, Suite 300, St. Petersburg, Florida, 33702 and Made2Manage Systems, Inc. (RESELLER) maintaining its principal place of business at 9002 Purdue Road, Suite 200, Indianapolis, Indiana 46268.

    Whereas ACS publishes and distributes certain computer software and hardware products including those ACS products ("ACS Products") and third party products ("Other Products") listed on Schedule A hereto, as such Schedule may be modified pursuant to the terms of this Agreement (collectively, the "Products"). Products which are now or may in the future be offered for distribution by ACS but which are not listed on Schedule A or any amendment thereto are expressly excluded from this Agreement.

    ACS and RESELLER desire that RESELLER act as an independent, non-exclusive reseller to distribute certain Products under ACS' standard Product License Agreements to RESELLER's customers.

    THEREFORE, the parties agree as follows:

1.  APPOINTMENT

    1.1 NON-EXCLUSIVE APPOINTMENT. ACS hereby appoints RESELLER, and RESELLER hereby accepts such appointment, as an independent, non-exclusive reseller of the Products for ACS. In the case of Other Products, ACS' appointment of RESELLER shall be subject to the terms and conditions applying to the sale of Other Products as supplied by the third party vendors with the Other Products (the "Other Products Sales Conditions").


    1.2 LIMITATIONS. RESELLER's appointment only grants to RESELLER a nontransferable, non-exclusive license to demonstrate, market, install and distribute the Products to End-Users. "End-Users" are licensees of the Products who license the Products for their own use in accordance with ACS' standard license agreement and not for sub license or distribution to others. This License does not transfer any right, title or interest in any Product to RESELLER. RESELLER agrees that any changes made to any ACS Product by RESELLER shall become part of such Product and RESELLER hereby assigns all of its rights in such changes to ACS. In addition, this license does not convey to RESELLER the right to use any Product for its internal business purposes or to process data for any third party unless approved in writing by ACS. RESELLER understands and acknowledges that if it wants a license to use any product for its internal business purposes, it shall be required to purchase a standard End-User Product License from ACS.


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2.  OBLIGATIONS AND REPRESENTATIONS OF RESELLER


    2.1 PROMOTION EFFORTS. RESELLER, at its expense, will use all reasonable efforts to promote the marketing and licensing of the Products to End-Users by using commercially available and acceptable means of marketing including, but not limited to, advertising, telemarketing, other direct mail campaigns, seminars, personal solicitation, demonstrations, and distribution of promotional materials, all in accordance with this Agreement. Prior written approval of ACS must be obtained on any media advertising not utilizing ACS prepared language. If media advertising copy is deemed inappropriate by ACS, RESELLER agrees to immediately stop publishing, utilizing or causing to be printed any portion of the inappropriate material. Violation of this paragraph could result in immediate termination.


    2.2 TECHNICAL CAPABILITY. RESELLER will have the technical capability to enable it to demonstrate and explain in detail to End-Users the features and capabilities of the Products.


    2.3 NO TAMPERING OR RELICENSING. RESELLER will distribute the Products with all packaging and warranties, disclaimers and license agreements intact and not obscured, as shipped from ACS. Resellers will advise End Users as to the nature and terms of the License Agreements applicable to the Products. All Product diskettes will be distributed in sealed diskette envelopes as shipped from ACS. RESELLER may not relicense any previously opened or used Product.


    2.4 DISTRIBUTION RESTRICTION. RESELLER shall not distribute any Products as a mail order business (mail order is defined as solicitation, through advertising or otherwise, for orders by mail or telephone, rather than through a physical location at which an End-User can obtain personal customer service and/or Product demonstration from the RESELLER).


    2.5 FINANCIAL CONDITION. RESELLER represents that as of the effective date of this Agreement, it is in good financial condition. RESELLER will promptly notify ACS of any significant negative change and/or reversal of its financial condition.


    2.6 RECORDS. RESELLER will maintain full and complete records of all licensees of the Products including such records as may be required for the purpose of Product recall or correction. RESELLER will maintain, for at least two years after termination of this Agreement, its records and accounts relating to distribution of the Products. If ACS has a bona fide concern, based on reliable evidence, that RESELLER may not be reporting all sales of ACS Products, ACS' may request RESELLER to provide ACS, by the fifth day of the following month or otherwise in accordance with a schedule established by ACS, a complete monthly record of all products licensed


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         during the month, including but not limited to the names and addresses of all End-Users and Products sold or licensed to such End-Users.


    2.7 COVENANTS. RESELLER agrees: (a) to conduct business in a manner that reflects favorably upon the Products and their high quality image and reputation, and upon the reputation of ACS; (b)to avoid illegal or misleading practices that are or might be detrimental to the Products, ACS or the public; (c) to make no false or misleading representation with regard to ACS or the Products; (d) not to publish or employ or cooperate in the publication or employment of any misleading or deceptive advertising material; (e) to make no representations, warranties or guarantees to customers or the trade with respect to the capabilities of the Products that are inconsistent with the literature distributed by ACS, including all warranties and disclaimers contained in such literature.


    2.8 COMPLIANCE WITH LAW. RESELLER will comply with all applicable laws and regulations in performing its duties hereunder and in any dealings with respect to the Products.


    2.9 STANDARD REQUIREMENTS. RESELLER agrees to maintain standard requirements as set forth on Schedule A, which may include a minimum sales volume and/or minimum marketing effort requirements, to remain an ACS reseller. The standard requirements are subject to change by ACS with 30 days prior written notice to RESELLER

3.  ACS' RESERVED RIGHTS


    3.1 ACS' RESERVED RIGHTS. ACS reserves the right, from time to time and in its sole discretion: (a) to increase or decrease the number of authorized distributors, resellers and/or dealers; (b) to distribute Products directly to End Users and other customers, using its own personnel or independent sales representatives; (c) to change, add or delete from the list of Products; (d) to change or terminate the level or type of service or support that ACS makes available; or (e) to increase or decrease the RESELLER discounts or Products prices. RESELLER's appointment as an authorized reseller does not constitute a grant of any specific territory or geographic area.


    3.2 TERMINATION OF LICENSING OR SALE OF OTHER PRODUCTS. RESELLER acknowledges that ACS has entered into agreements with third parties for the licensing and sale of the Other Products, and there is no guarantee by ACS that these agreements will continue. RESELLER acknowledges that ACS reserves the right, pursuant to Section 3.1, to discontinue offering Other Products at any time.


    3.3 ORDER CANCELLATION BY ACS. ACS may cancel any purchase orders placed by RESELLER and accepted by ACS or refuse or delay shipment thereof:
         (a) if RESELLER fails to make any payment as provided in this Agreement; b) if


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         RESELLER fails to comply with the terms and conditions of this
         Agreement; or (c) if ACS discontinues distribution of any Product. ACS will have the right to cancel any orders, for reasons set forth in this paragraph, without liability of any kind to RESELLER or to any other person.


    3.4 SECURITY INTEREST. Until any Product has been paid for in lull, ACS retains a purchase money security in such Product in RESELLER's possession and in the proceeds therefrom. RESELLER grants ACS the power of attorney to execute any and all financing statements on behalf of the RESELLER with respect to ACS' security interest in all such Product and proceeds therefrom and expressly authorizes ACS to file the same with the appropriate authorities.

4.  PRICE


    4.1 ACS RETAIL PRICES; RESELLER DISCOUNTS. The price to be paid by RESELLER for any Product shall be determined based on the ACS Retail Price and applicable RESELLER Discount in effect as of the date the order is received by ACS. The ACS Retail Prices and RESELLER Discounts in effect as of the effective date are as set forth on Schedule A. ACS may change the ACS Retail Prices and RESELLER Discounts at any time; provided, however, that ACS may increase the price paid by RESELLER only after giving RESELLER thirty days prior notice. RESELLER shall be solely responsible for establishing the price at which Products are licensed or sold to End-Users.


    4.2 PAYMENT TERMS. Initial orders are C.O.D. If credit terms are extended, full payment in U. S. dollars is due and payable by RESELLER to ACS on or before the due date specified on the invoice. Any credit terms extended to the RESELLER will be solely at the discretion of ACS based on the financial strength and demonstrated ability to repay such credit terms. Extension of credit terms does not guarantee continued credit availability and credit terms may be withdrawn at any time should RESELLER fail to pay invoices when due. ACS reserves the right to charge interest on any delinquent amounts owed by RESELLER at the lesser of 18% per annum or the maximum rate permitted by law. If in ACS' sole discretion the financial condition of RESELLER does not justify continuance of shipment on the above terms of payment, ACS may require full payment in advance. In addition, ACS reserves the right to charge an additional fee of TWENTY ($20) DOLLARS for any checks of RESELLER that are dishonored.


    4.3 TAXES, TARIFFS, FEES. Promptly after execution of this Agreement, RESELLER agrees to provide ACS with appropriate documentation satisfactory to the applicable tax authorities for any claim of exemption from any sales, use, value added or other taxes, duties, or similar fees which may be required to be paid or collected upon delivery of the Products or upon collection of the price from Reseller. The prices set forth in this


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         Agreement do not include any such taxes and fees.  Should RESELLER fail to provide adequate exemption documentation as is legally required, or should any tax or levy be assessed against ACS as a result of RESELLER's marketing of Products, RESELLER agrees to pay such tax or levy and indemnify ACS for any claim for such tax or levy.

5.  ORDER PROCEDURE


    5.1 ORDER ACCEPTANCE. Purchase orders may be submitted to ACS by RESELLER in writing or by telephone. All purchase orders are subject to acceptance by ACS and shall not be binding until the earlier of acceptance or shipment, and, in the case of acceptance by shipment, only as to the portion of the order actually shipped. Order cancellations must be confirmed in writing. The terms and conditions of this Agreement and of the applicable ACS invoice or confirmation will apply to each order accepted or shipped by ACS hereunder. The provisions of RESELLER's form of purchase order or other business forms will not apply to any order notwithstanding ACS' acceptance of such order.


    5.2 ORDER INFORMATION. Except for Evaluation/Demo Products, at time of order, RESELLER shall provide ACS with the following information:

              a.   Name of Products to be licensed and quantity of each.

              b. Name and address of each client for whom Product licenses are being purchased, including valid telephone number.

              c.   Billing address, including telephone number.

              d.   Shipping address, including telephone number.

              e.   Client name and contact name.

              f.   RESELLER named company name and contact name.

              g.   RESELLER purchase order number and any special instructions.


    5.3 END-USER SUPPORT. ACS reserves the exclusive right to provide product updates, enhancements and releases to End-Users. ACS shall also supply telephone technical support via the Abra Cadabra Support Program. At RESELLER's request, ACS will provide RESELLER with sales and marketing materials for the support program. All membership renewals in ACS' Support Program will be handled solely by ACS. ACS will have no obligation to support any End-Users whose names have not been provided to ACS pursuant to Section 5.2 above.


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6.  SHIPMENT AND RISK OF LOSS


    6.1 SHIPMENT. ACS will ship all Products ordered, in single or several lots, F.O.B. ACS' point of shipment. ACS will select the carrier. RESELLER will be responsible for and pay all shipping freight charges.


    6.2 RISK OF LOSS. All risk of loss to, or damage to, the Products shipped will pass to RESELLER upon delivery by ACS to the carrier, freight forwarder or RESELLER, whichever comes first. RESELLER is solely responsible for insuring the Products at and from the F.O.B. point.

7.  RETURNS


    7.1 PRODUCT RETURNS. During the Contract Period, RESELLER may return any complete Product package, including all original materials provided by ACS, to ACS within thirty days from delivery of such Product to RESELLER and ACS will grant RESELLER a credit equal to the price paid by RESELLER for such returned Product. In case of termination of this Agreement, all credits will first be applied to any outstanding balances of the RESELLER. If no balances exist, a refund will be issued. Prior to returning any Product, RESELLER must obtain a return authorization number from an ACS representative. RESELLER will be responsible for and pay all shipping, freight and insurance charges for all Products returned to ACS.


    7.2 UNSHIPPED PRODUCT CREDIT. For any cancellations, by RESELLER or ACS, of unshipped products that have been fully paid by the RESELLER, ACS will grant the RESELLER a credit equal to the price paid by RESELLER of such Products.

8.  DURATION AND TERMINATION OF AGREEMENT


    8.1 TERM. The term of this Agreement is from the effective date until the first March 31st following the effective date (this initial period and any renewal period, the "Contract Period"). Nothing contained herein shall be interpreted as requiring either party to renew this Agreement. This Agreement may be terminated prior to the expiration of its stated terms as set forth below. This Agreement is renewable for a period of one year at a time. This Agreement shall automatically renew for subsequent one year Periods (April 1st through March 31st) unless either party gives the other no less than 30 days prior written notification of its intent to let this Agreement expire on March 31st of that Contract Period.


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    8.2  TERMINATION FOR CAUSE

         a. Either party will have the right to terminate this Agreement at any time if the other party is in breach of any material term undertaken which such party fails to cure within fifteen days after receiving notice of the breach and the party's intention to terminate. Such termination will become effective upon the nonterminating party's receipt of notice and automatically be in effect upon expiration of the cure period in the absence of a cure. Such termination will become effective upon the nonterminating party's receipt of a notice of termination at any time after the specified event.

         b. Either party will have the right to terminate this Agreement at any time if the other party (i) becomes insolvent; (ii) discontinues its business; (iii) is merged, consolidated, sells all or substantially all of it assets, or implements or suffers any substantial change in management or control; (iv) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; or (v) becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition for the benefit of creditors. Such termination will become effective upon the nonterminating party's receipt of a notice of termination at any time after the specified event.


    8.3 TERMINATION AT WILL. RESELLER or ACS may terminate this Agreement at will, at any time during the Contract Period, with or without cause, by written notice given to the other party not less than sixty (60) days prior to the effective date of such termination.


    8.4  EFFECT OF TERMINATION.  Upon termination of this Agreement:

         a. ACS may, at its option, (i) cancel any or all paid and/or unpaid orders prior to shipment and apply all payments to any outstanding balances of RESELLER. If no balances exist, a refund will be made to RESELLER all payments made in connection therewith. After termination notice, the due dates of all outstanding invoices to RESELLER for the Products will be accelerated so they become due and payable on the effective date of termination or expiration, even if longer terms had been provided previously. Notwithstanding any credit terms made available to RESELLER prior to such notice, any Products shipped thereafter shall be paid for by certified or cashier's check prior to shipment.

         b. Unless ACS agrees otherwise, RESELLER shall return to ACS any unopened Products in its possession on the date of termination, and ACS shall apply the amount originally paid by RESELLER for such returned Products against any


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              outstanding RESELLER account balance.  After satisfaction of
              RESELLER's account, ACS shall refund any remaining amounts to RESELLER.

         c. RESELLER shall cease using any ACS trademark, logo or trade name and RESELLER's right to market and license any Products shall automatically terminate.


    8.5 NO DAMAGES FOR TERMINATION. RESELLER acknowledges and agrees that RESELLER has no expectation and has received no assurances that its business relationship with ACS will continue beyond the stated term of this Agreement or its earlier termination in accordance with this
         Section 8 and will make no claims against ACS for damages or expenses (including damages which may arise from the loss of prospective customers of RESELLER or expenses incurred or investments made in connection with the establishment, development, or maintenance of RESELLER's business as an ACS reseller) in connection with any termination.


    8.6 SURVIVAL. Either party's obligations to pay the other all amounts due hereunder, as well as either party's obligations relating to indemnification, warranties, disclaimers of warranty, protection of proprietary rights and confidential information shall survive termination of this Agreement.

9.  TRADEMARKS, TRADENAMES AND COPYRIGHTS


    9.1 USE DURING AGREEMENT. RESELLER agrees that any use of ACS' trademarks, logos or tradenames will be in connection with the advertising, promotion, and sale of the corresponding Product only; and that RESELLER will not use such marks or names in any manner likely to confuse, mislead, or deceive the public or which would be injurious to ACS or ACS' rights in the marks. All use shall be subject to the written approval of ACS, and rights to use such marks and names shall terminate immediately upon termination of this Agreement. RESELLER agrees not to attach any additional trademarks, logos or trade designations to any Product.


    9.2 COPYRIGHT AND TRADEMARK NOTICES. RESELLER will include on each copy of ACS Products that it distributes and on all containers and storage media thereof, all trademark, copyright and other notices of proprietary rights included by ACS on such Products. RESELLER agrees not to alter, erase, deface or overprint any such notice on anything provided by ACS.


    9.3 NO RESELLER RIGHTS IN TRADEMARKS OR COPYRIGHTS. Nothing contained in this Agreement shall give RESELLER any interest in any of ACS' trademarks, tradenames, copyrights or other proprietary rights. RESELLER acknowledges that ACS owns or licenses all ACS Products, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may


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           adversely affect the validity or enforceability of any trademark, trade name, copyright or logo belonging to or licensed to ACS.


    9.4 NO REPRODUCTION. Except for the Self Running Demonstration Diskette, RESELLER shall not at any time, except at ACS' request, print, copy or otherwise reproduce (except as permitted for back-up purposes only), in whole or in part, any Products, components or Products or related materials, or any promotional and marketing materials provided to RESELLER by ACS.


    9.5 OBLIGATION TO PROTECT AND NOTIFY. RESELLER agrees to protect ACS' proprietary rights and to cooperate in ACS' efforts to protect its proprietary rights. RESELLER agrees to notify ACS of any known or suspected breach of ACS' proprietary rights that comes to RESELLER's attention. RESELLER will notify ACS in writing of any claim or proceeding involving the Products within ten (10) days after RESELLER learns of such claim or proceeding.

10. ASSIGNMENT

    RESELLER is appointed as an authorized ACS reseller and this assignment is not transferable by RESELLER (including in the case of any change in management or control of RESELLER or any transfer of more than 25% of RESELLER's voting control or a transfer of substantially all of its assets to a competitor of ACS) without the prior written consent of ACS. The provisions hereof shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

11. RELATIONSHIP OF THE PARTIES

    RESELLER's relationship with ACS during the Contract Period will be that of an independent contractor. RESELLER will not have, and will not represent that it has, any power to bind ACS, or to create any obligation on behalf of ACS. Nothing stated in this Agreement shall be construed as constituting RESELLER and ACS as partners or as creating the relationships of employer/employee, franchisor/franchisee, or principal/agent between the parties.

12. DISCLAIMER OF WARRANTIES; LIMITED LIABILITY


    12.1 DISCLAIMER OF WARRANTIES. ACS MAKES NO WARRANTIES OR REPRESENTATIONS AS TO PERFORMANCE OF THE ACS PRODUCTS. THE SOFTWARE IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR ANY OTHER STATUTORY OR COMMON LAW WARRANTIES. NO WARRANTY IS MADE REGARDING THE PERFORMANCE OF THE SOFTWARE OR THE RESULTS THAT MAY BE OBTAINED BY USING


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           THE SOFTWARE.  THE ENTIRE RISK AS TO THE INSTALLATION, USE, QUALITY
           AND PERFORMANCE OF THE SOFTWARE IS WITH END USER. This disclaimer of warranties is restated in the License Agreement included with the Products. ACS reserves the right to change its warranty policy. This disclaimer of warranties and the limitation of liability below will not be modified, diminished or affected by, and no obligation or liability will arise or grow out of ACS' rendering of technical, programming, or other advice or service or the provision of support for the Products.

           ACS MAKES NO WARRANTIES WHATSOEVER WITH RESPECT TO THE OTHER PRODUCTS. If any such warranties are provided by third party vendors, they are as set forth in the Other Products Sales Conditions.


    12.2 LIMITED LIABILITY. RESELLER's sole remedy for any defective Product is return of the Product pursuant to Section 7 of this Agreement. ACS SHALL NOT BE LIABLE TO RESELLER, ANY END-USER, OR ANY THIRD PARTY FOR ANY DAMAGES ARISING FROM THIS AGREEMENT OR ANY PRODUCT DISTRIBUTED HEREUNDER, INCLUDING BUT NOT LIMITED TO INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES (SUCH AS LOSS OF DATA, LOSS OF USE, LOSS OF REVENUES, LOSS OF PROFITS OR DELAY DAMAGES) EVEN IF ACS WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES. IN NO EVENT SHALL THE LIABILITY OF ACS FOR DAMAGES RELATING TO ANY PRODUCT EXCEED THE ACTUAL AMOUNTS PAID BY RESELLER OR END-USER FOR THE PRODUCT TO WHICH THE CLAIM RELATED, NOR SHALL THE LIABILITY OF ACS FOR DAMAGES RELATING TO THIS AGREEMENT EXCEED $5,000.00.


    12.3 NO RESELLER WARRANTY. RESELLER will make no warranty, guarantee or representation, whether written or oral, on ACS' behalf RESELLER has no rights or authority to make any distribution of the Products other than under the terms of the License Agreement enclosed in each Product package.


    12.4 DELAYS. ACS shall not be responsible for any failure to perform due to unforeseen circumstances or to causes beyond ACS' control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor or materials. In the event of any such delay, ACS may defer the delivery date of orders for the Products for a period equal to the time of such delay. ACS SHALL NOT BE LIABLE FOR ANY DAMAGES, DIRECT, CONSEQUENTIAL, SPECIAL OR OTHERWISE, TO RESELLER OR TO ANY OTHER PERSON FOR FAILURE TO DELIVER OR FOR ANY DELAY OR ERROR IN DELIVERY OF THE PRODUCTS FOR ANY REASON WHATSOEVER.


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13. INDEMNIFICATION


    13.1 INDEMNIFICATION OF ACS. RESELLER agrees to indemnify ACS against and hold ACS harmless from, any and all claims (including reasonable attorneys' fees and costs of litigation or defense incurred by ACS by any other party (including any End-User) resulting from RESELLER's acts, omissions or misrepresentations (i) relating to RESELLER's demonstration, marketing or distribution of the Products, or (ii) arising out of any breach of the terms and conditions of this Agreement by RESELLER, or (iii) arising from the termination of any personnel employed by RESELLER as a result of termination of this Agreement, or (iv) arising from the acts of RESELLER which give rise to claims that such acts were committed by or on behalf of ACS by RESELLER acting in the role of a gent or otherwise, or (v) arising out of RESELLER's modification of the terms of the License Agreement ACS includes with the ACS Products, regardless of the form of action. RESELLER agrees to pay all indemnifiable amounts due to ACS within thirty days alter ACS' request therefor.


    13.2 INDEMNIFICATION OF RESELLER. ACS agrees to indemnity RESELLER against and hold harmless from, any and all claims (including reasonable attorneys' fees and costs of litigation or defense incurred by RESELLER by any other party (including any End-User) resulting from acts, omissions or misrepresentations (i) arising out of any breach of the terms and conditions of this agreement by ACS, or (ii) arising from the acts of ACS which give rise to claims that such acts were committed by or on behalf of RESELLER by ACS acting in the role of agent or otherwise.

14. CONFIDENTIALITY

    RESELLER acknowledges that in the course of performing its obligations it will receive information which is confidential and/or proprietary to ACS, including, without limitation, information relating to End-Users, RESELLER price lists, manner of operation, and fixture plans. RESELLER agrees not to use such information except in performance of this Agreement and not to disclose such information to third parties.

15. GENERAL


    15.1 WAIVER. The waiver by either party of any default by the other shall not waive subsequent defaults of the same or different kind.


    15.2 NOTICES. Any notices required or permitted by this Agreement shall be given to the ACS at 888 Executive Center West, Suite 300, St. Petersburg, Florida 33702 to the attention of the Vice President of Sales in writing. Notices to RESELLER shall be sent to the address first above written. Such notice shall be deemed given upon personal delivery to the appropriate address or three business days alter sent by certified or registered mail or Federal Express (or equivalent overnight carrier).


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    15.3   ATTORNEYS' FEES.  If any action at law or in equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other expenses in addition to any other relief to which such prevailing party may be entitled.


    15.4 GOVERNING LAW; VENUE: SEVERABILITY. This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida (without regard to conflicts of law). Any suit hereunder will be brought in the federal or state courts in Florida and RESELLER hereby submits to the personal jurisdiction thereof. If any provision of this Agreement is for any reason found by a court of competent jurisdiction to be unenforceable, that provision will be enforced to the maximum extent permissible, and the remainder of this Agreement shall continue in full force and effect.


    15.5 AUDIT VERIFICATION. If ACS has a bona fide concern, based on reliable evidence, that RESELLER may be violating the terms of this Agreement by mailing copies of any Product or otherwise using or distributing any Product in violation of the terms of this Agreement, RESELLER agrees that ACS shall have the right to retain an independent certified public accountant for the purpose of inspecting, during normal business hours, RESELLER's books, financial accounts and income tax returns, with respect only to the business relationship between RESELLER and ACS, in insure RESELLER's compliance with the terms of this Agreement, ACS shall retain this audit right for one year after termination of this Agreement. ACS shall treat any records examined as RESELLER confidential information and shall not disclose such information unless required in any legal or other proceeding in order to protect its proprietary rights or insure that all monies owed hereunder have been paid.


    15.6 EXECUTION OF AGREEMENT. This Agreement shall become effective only after it has been signed by RESELLER and has been accepted by ACS, and its effective date shall be the date on which it is signed by ACS.


    15.7 SECTION HEADING. The section headings contained herein are for reference only and shall be not considered substantive parts of this Agreement.


    15.8 EQUITABLE RELIEF. Both Parties acknowledges that any material breach of its obligations under this Agreement with respect to the proprietary rights or confidential information of the other party will cause irreparable injury for which there are inadequate remedies at law, and therefore the other party will be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law.

16. ENTIRE AGREEMENT

    This Agreement and Schedule A represent the entire agreement between RESELLER and ACS with respect to their subject matter, superseding all previous oral or written communications, representations, or agreements regarding the such subject matter. This Agreement may be modified only by a writing signed by the parties.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date specified below.

Abra Cadabra Software, Inc.            RESELLER:  Made2Manage Systems, Inc.

                                       I HAVE READ AND AGREE TO THE TERMS OF
                                       THIS RESELLER AGREEMENT


By: James Greenhaus                    By: /s/ Katherine Macdonald
   ---------------------------            --------------------------------

Name: James Greenhaus                  Name: Katherine Macdonald
    -------------------------               ------------------------------

Title: VP - Sales & Marketing          Title: Corporate Secretary
     ------------------------                -----------------------------

Date: 8/16/95                          Date: August 1, 1995
    -------------------------               ------------------------------
(This is the effective date of
the Agreement)

                                       State Resale No.: 002797291 001 0
                                                        ------------------
                                       Federal Tax I.D. No.: 35-1665080
                                                        ------------------

                                      SCHEDULE A
                                  (EFFECTIVE 9-1-94)

PRODUCTS:

    Abra 2000 Base System/unlimited employees and 150 employees
    Abra 2000 Network Option
    Abra 2000 Attendance
    Abra 2000 Mufti-Company Consolidation
    Upgrades from Abra 2000/150, Abra 2000/75
    AbraChart
    AbraTrak Base System
    AbraTrak Network Option
    AbraScan Resume Scanning Option
    AbraPay Base System/unlimited employees and 75 employees
    AbraPay Network Option
    AbraPay Laser and Laser Signature
    Upgrade from AbraPayBase System/75 to unlimited
    AbraPCS Base System
    AbraPCS Network Option
    AbraPCS Custom Screen Option
    AbraTrain Base System
    AbraTrain Network Option
    AbraBenefits Base System
    AbraBeneflts/FSA Option
    AbraBenefits Network Option
    Envoy HR Base System/75, /150, /500, /1000, / and unlimited employee versions
    Envoy HR Network Seats Options
    Envoy Applicant Base System
    Envoy Applicant Network Seat Options
    Envoy Pay Base System/75, /150, /500, /1000, / and unlimited employee versions
    Envoy Pay Network Seats Options
    Envoy Pay Laser and Laser Signature
    Envoy Organizer Seat Options
    Envoy Analysis Seat Options
    Envoy Multi-Site Consolidation
    Evaluation Systems (Demos)    Abra 2000, AbraTrak, AbraPay, AbraPCS,
                                  AbraTrain, EnvoyHR, EnvoyAP, EnvoyPay

INTERFACES:
    AbraPort, Abralink/SBT, Abra 2000 to SBT Payroll, Abralink to Service Bureau, EnvoyLink, Envoy to Abra link

SUPPORT AND UPDATE SERVICES
    Abra 2000, AbraTrak, AbraTrain, AbraPCS, AbraPay, Multi-user,
    Attendance, AbraScan, Multi-company, DOS Source Code, Envoy HR, Envoy AP, EnvoyPay, Envoy HR/AP/Pay Network seats, Envoy Organizer, EnvoyLink, Support Plus Gold

PRODUCT RETAIL PRICES
    As stated in the then current ACS Price List, published by ACS from time to time

PRODUCT DISCOUNTS
    Gold Level          50%
    Silver Level        40%
    Bronze Level        30%
    (Reseller level and discount eligibility are defined in the ProfitPlus Reseller Benefit Plan. ACS reserves the right to change the ProfitPlus Reseller Benefit Plan requirements from time to time.)
    * All discounts are from the suggested retail price of the then current ACS Price List
    * Support and Update Services and ACS End-User training classes are precluded from Product Discount

OTHER PRODUCTS
    R & R Report Writer

                                                             RESELLER APPLICATION

(Please type or print)                           Date: July 3, 1995
                                                      --------------------------------------------------
Reseller Name:     Kathy Macdonald               Title:    Manager, Finance & Administration
              -------------------------                 ------------------------------------------------
Company Name:      Made2Manage Systems, Inc.
              ------------------------------------------------------------------------------------------
Address:           9002 Purdue Road, Suite 200
              ------------------------------------------------------------------------------------------
City:              Indianapolis                  State:   IN    Zip:      46268
      --------------------------------------           --------      ---------------
Phone: (  317  )   875-9750                      Fax: (  317  )      872-6454
       ------   ----------------------------           --------      ---------------

ProfitPlus Level Applying for:    / /Gold     / /Silver      / /Bronze

Type of Business:
/ /Value Added Reseller / /HR Consultant    / /System Integrator     / /Accounting/CPA Firm
/ /Other (please specify):
                         ------------------------


Business History:
Year Business Started:   1986     Number of Locations:      1
                        ------                            -----
Total Revenue Last Year:   $4.5 million
                          ------------
    Revenue Breakdown:
    Hardware     5  %   Software  55  %   Installation   %    Training  5  %
               ----             -----                 ---             ----
    Consulting   5  %   Support   25  %   Customizing    %
               ----             -----                 ---

Market Focus:
Sell Other HR Products (List)
                            ----------------------------------------------------------------------------
Sell Accounting Software Products (List)
                                       -----------------------------------------------------------------
Sell Into Specific Vertical Market(s) (List      Manufacturing
                                            ------------------------------------------------------------
Special Services:
    / /Customization    / /Clipper or Dbase Programming    x Training     x Installation      x Support
    / /Other (please specify)
                              --------------------------------------------------------------------------

Operational Organization:  (Please show number of employees for the following, counting each employee only once.)
Total Employees:   F/T  48   P/T  3
                      -----     -----

Inside Sales  3    Outside Sales  8     Support  15    Programmers  14     Trainers  2     Admin  6
             ----                -----          ------             ------           -----        -----

Marketing Strategy:
What are your primary lead sources?    Direct mail, Trade Advertising, Trade Shows
                                       -----------------------------------------------------------------
Telemarketing (hours per week)    35
                                  -------
Direct Mail (frequency & volume)  5-6 year       (target audience) small to mid size manufacturers
                                  --------                         -------------------------------------
Yellow Pages  -0-  Vertical Publications(specify)
           -------                               -------------------------------------------------------
Trade Shows (specify) Eastec, Westec
                    ------------------------------------------------------------------------------------
Other Marketing Methods Referral
                       ---------------------------------------------------------------------------------

(PLEASE FAX OR MAIL, ATT: RESELLER RECRUITING.  ALL APPLICATIONS ARE SUBJECT TO APPROVAL BY ABRA CADABRA
SOFTWARE.)